UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 28, 2006

Max Re Capital Ltd.
__________________________________________
(Exact name of registrant as specified in its charter)

Bermuda	000-33047	Not Applicable
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Max Re House, 2 Front Street, Hamilton, Bermuda		HM 11
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(441) 296-8800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On December 28, 2006, Max Re Ltd. ("Max Re"), a wholly-owned subsidiary of the Registrant, consummated the sale of its approximately 5% interest in DaVinci Re Holdings Ltd. ("DV Holdings") and DaVinci Reinsurance Ltd. ("DV Re" and together with DV Holdings, "DaVinci") to RenaissanceRe Holdings Ltd. for a purchase price equal to book value.

Max Re acquired its interest in DaVinci in December 2001 by means of an equity investment of $50,000 in Class D shares of DV Holdings representing 12.5% of its share capital. In December 2005, DaVinci raised additional share capital but Max Re chose not to participate in the transaction. As a result, Max Re’s investment in Class D shares of DaVinci represented approximately 5% of DaVinci’s share capital at December 28, 2006. DaVinci is a Bermuda-based property catastrophe reinsurer, managed by Renaissance Underwriting Managers, Ltd.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Max Re Capital Ltd.

January 4, 2007	By:	/s/ Peter A. Minton

Name: Peter A. Minton
Title: Executive Vice President and Chief Operating Officer